UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

December 20, 2007 (December 19, 2007)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 (e) – Compensatory Arrangements of Certain Officers

On December 19, 2007, Coventry Health Care, Inc., (”the Company”) entered into employment agreements with the following of its named executive officers: Dale B. Wolf, Shawn M. Guertin, Thomas P. McDonough and Francis S. Soistman. These employment agreements are effective January 1, 2008, shall continue through December 31, 2010 and continue on a year–to–year basis thereafter as described in the attached agreements. The executives will earn an annual base salary and are entitled to participate in certain incentive and benefit plans as outlined in the agreement. Copies of the agreements are attached to this Form 8–K as exhibits and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement effective as of January 1, 2008 between Dale B. Wolf and Coventry Health Care, Inc.
10.2	Employment Agreement effective as of January 1, 2008 between Shawn M. Guertin and Coventry Health Care, Inc.
10.3	Employment Agreement effective as of January 1, 2008 between Thomas P. McDonough and Coventry Health Care, Inc.
10.4	Employment Agreement effective as of January 1, 2008 between Francis S. Soistman and Coventry Health Care, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President, Chief Financial Officer and Treasurer
Dated: December 20, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Employment Agreement effective as of January 1, 2008 between Dale B. Wolf and Coventry Health Care, Inc.
10.2	Employment Agreement effective as of January 1, 2008 between Shawn M. Guertin and Coventry Health Care, Inc.
10.3	Employment Agreement effective as of January 1, 2008 between Thomas P. McDonough and Coventry Health Care, Inc.
10.4	Employment Agreement effective as of January 1, 2008 between Francis S. Soistman and Coventry Health Care, Inc.